Exhibit 99.1

Box Reports Revenue of $192 Million for Fiscal Second Quarter 2021, Up 11 Percent Year-Over-Year

•	GAAP Operating Margin Improved 1700 Basis Points Year-Over-Year to Negative 4%
•	Non-GAAP Operating Margin up 1500 Basis Points Year-Over-Year to 16%
•	Cash Flow from Operations of $32.3 Million, up $37.0 Million Year-Over-Year
•	Free Cash Flow of $13.3 Million, up $32.3 Million Year-Over-Year

REDWOOD CITY, Calif. – August 26, 2020 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the second quarter of fiscal year 2021, which ended July 31, 2020.

“The world is fundamentally different today than it was just a few months ago as organizations must support remote work and rethink their business processes in the cloud," said Aaron Levie, co-founder and CEO of Box. "Customers are leveraging the full power of Box by adopting products like Shield and Relay and our bundled Suite offering to securely manage, collaborate, and drive workflows around their most important content. Our market leadership enables us to meet the needs of our customers in today’s environment and provides us a large growth opportunity going forward."

“Our strong Q2 results demonstrate the progress that we’ve made in delivering an excellent balance of growth and profitability, even in these uncertain times,” said Dylan Smith, co-founder and CFO of Box. “Our heightened focus on driving expansion and renewals in our existing customer base drove strong top line results, while our focus on overall cost discipline allowed us to significantly improve operating margins and cash flow. For FY21, we now expect our non-GAAP operating margin to be 12 to 13 percent of revenue, a significant improvement from 1 percent a year ago.”

Fiscal Second Quarter Financial Highlights

•	Revenue for the second quarter of fiscal year 2021 was $192.3 million, an increase of 11% from the second quarter of fiscal year 2020.
•	Remaining performance obligations as of July 31, 2020 were $726.7 million, an increase of 13% from the second quarter of fiscal year 2020.
•	Deferred revenue as of July 31, 2020 was $364.9 million, an increase of 10% from the second quarter of fiscal year 2020.
•	Billings for the second quarter of fiscal year 2021 were $188.8 million, an increase of 9% from the second quarter of fiscal year 2020.
•

GAAP gross profit for the second quarter of fiscal year 2021 was $137.0 million, or 71% of revenue. This compares to GAAP gross profit of $118.7 million, or 69% of revenue in the second quarter of fiscal year 2020.

•

Non-GAAP gross profit for the second quarter of fiscal year 2021 was $141.4 million, or 74% of revenue. This compares to non-GAAP gross profit of $123.0 million, or 71% of revenue in the second quarter of fiscal year 2020.

•

GAAP operating loss in the second quarter of fiscal year 2021 was $7.5 million, or 4% of revenue. This compares to a GAAP operating loss of $36.3 million, or 21% of revenue, in the second quarter of fiscal year 2020.

•

Non-GAAP operating income in the second quarter of fiscal year 2021 was $30.1 million, or 16% of revenue. This compares to a non-GAAP operating income of $0.5 million, or 0% of revenue, in the second quarter of fiscal year 2020.

•

GAAP net loss per share, basic and diluted, in the second quarter of fiscal year 2021 was $0.05 on 154.7 million weighted-average shares outstanding. This compares to a GAAP net loss per share of $0.25 in the second quarter of fiscal year 2020 on 147.0 million weighted-average shares outstanding.

•	Non-GAAP net income per share, diluted, in the second quarter of fiscal year 2021 was $0.18. This compares to a non-GAAP net income per share of $0.00 in the second quarter of fiscal year 2020.
•

Net cash provided by operating activities in the second quarter of fiscal year 2021 totaled $32.3 million. This compares to net cash used in operating activities of $4.7 million in the second quarter of fiscal year 2020.

•	Free cash flow in the second quarter of fiscal year 2021 was positive $13.3 million. This compares to negative $19.0 million in the second quarter of fiscal year 2020.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights since Last Earnings Release

•

Delivered wins and expansions with leading organizations such as Access Information Management, Apleona GmbH, Better Up, Lord, Abbett & Co. LLC, San Diego Zoo Global, Sanki Engineering Co., Ltd., and Stanley Black & Decker.

•

Announced the addition of intelligent, automated classification to Box Shield, which allows Shield to now automatically scan files and classify them based on their content, helping businesses detect and secure sensitive data.

•

Introduced improvements to Box Relay to automate and accelerate processes around content. The new Relay capabilities include a new library of pre-built templates to make it easier for end users to create workflows without IT support, multi-file support, and an integration with File Request.

•

Announced the general availability of Collections and Annotations as part of the All-New Box experience to enable users to organize files and folders easily and review content by highlighting and adding annotations to 100+ file types directly in Box Preview.

•

Announced a strategic partnership with Google Cloud to help customers transform the way they work. Under the strategic partnership, Box will leverage Google Cloud to enhance the scale, performance, and intelligence of its platform. Box and Google Cloud will also deepen the Box and G Suite integration to create a more seamless experience for the thousands of enterprises using G Suite with Box.

•

Announced the new Adobe Acrobat for Box integration, which will enable users to seamlessly open PDF files from Box directly in the Acrobat web viewer and access essential PDF and e-signature tools while ensuring all changes and updates go back into Box.

•

Announced a new Box for Webex Teams integration that makes remote work even easier. With this new integration, teams can share and view Box content from within a Webex Teams space to enable more effective collaboration.

•	Announced Smart Links for Box, a new Box for Confluence integration, which adds rich context and preview capability of Box content within Confluence.
•	Recognized as a Top Bay Area Corporate Philanthropist in 2020 by San Francisco Business Times and one of Fortune’s Best Large Workplaces for Millennials for 2020.

Outlook

•

Q3 FY21 Guidance: Revenue is expected to be in the range of $193 million to $195 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.10 to $0.08. Non-GAAP diluted net income per share is expected to be in the range of $0.13 to $0.15. Weighted-average basic and diluted shares outstanding are expected to be approximately 157 million and 163 million, respectively.

•

Full Year FY21 Guidance: Revenue is expected to be in the range of $767 million to $770 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.39 to $0.35. Non-GAAP diluted net income per share is expected to be in the range of $0.56 to $0.60. Weighted-average basic and diluted shares outstanding are expected to be approximately 156 million and 163 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/4866297, at which time registrants will receive dial-in information as well as a passcode and registrant ID.A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 4866297

+ 1-416-621-4642 (international), conference ID: 4866297

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, expectations regarding its leadership position in the cloud content management market, the demand for its products, expectations regarding the impact of the COVID-19 pandemic on its business, its ability to grow and scale its business and drive operating efficiencies, its ability to achieve revenue targets and billings expectations, expectations regarding its ability to achieve profitability on a quarterly or ongoing basis, its expectations regarding free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, and the success of strategic partnerships, as well as expectations regarding its revenue, billings, gross margin, GAAP and non-GAAP net income (loss) per share, non-GAAP operating margins for future periods, the related components of GAAP and non-GAAP net income (loss) per share, and weighted-average outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2021 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (8) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2020. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Furthermore, Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism, which include directly applicable third party advisory and professional service fees, (2) expenses related to certain litigation, and (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs. There are no expenses related to litigation excluded from non-GAAP operating income (loss) in any of the periods presented.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure as it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

About Box

Box (NYSE:BOX) is a leading Cloud Content Management platform that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, General Electric, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Contacts

Investors:
Alice Kousoum Lopatto and Elaine Gaudioso
+1 650-209-3467
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	July 31,	January 31,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$271,874	$195,586
Accounts receivable, net	123,041	209,434
Prepaid expenses and other current assets	25,453	21,865
Deferred commissions	33,216	30,841
Total current assets	453,584	457,726
Property and equipment, net	186,609	190,976
Operating lease right-of-use assets, net	205,576	197,806
Goodwill	18,740	18,740
Deferred commissions, non-current	61,434	62,762
Other long-term assets	34,568	31,981
Total assets	$960,511	$959,991
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,703	$16,752
Accrued compensation and benefits	23,052	32,516
Accrued expenses and other current liabilities	32,518	25,700
Finance lease liabilities	51,733	54,634
Operating lease liabilities	48,874	40,339
Deferred revenue	349,758	407,493
Total current liabilities	514,638	577,434
Debt, non-current	70,000	40,000
Finance lease liabilities, non-current	77,917	83,427
Operating lease liabilities, non-current	205,748	206,141
Deferred revenue, non-current	15,113	16,356
Other long-term liabilities	17,503	14,276
Total liabilities	900,919	937,634
Stockholders’ equity:
Common stock (1)	16	15
Additional paid-in capital	1,373,580	1,302,072
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(1,375)	(307)
Accumulated deficit	(1,311,452)	(1,278,246)
Total stockholders’ equity	59,592	22,357
Total liabilities and stockholders’ equity	$960,511	$959,991

(1)	As of July 31, 2020, there were 156,399 shares of Box’s Class A common stock outstanding.

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
Revenue	$192,293	$172,549	$375,854	$335,523
Cost of revenue (1)	55,334	53,872	109,329	102,556
Gross profit	136,959	118,677	266,525	232,967
Operating expenses:
Research and development (1)	50,115	49,693	103,229	95,937
Sales and marketing (1)	67,757	80,405	140,507	159,225
General and administrative (1)	26,597	24,856	54,539	49,463
Total operating expenses	144,469	154,954	298,275	304,625
Loss from operations	(7,510)	(36,277)	(31,750)	(71,658)
Interest expense, net	(1,765)	(335)	(3,132)	(403)
Other income (loss), net	1,952	693	2,216	(187)
Loss before provision for income taxes	(7,323)	(35,919)	(32,666)	(72,248)
Provision for income taxes	333	315	540	814
Net loss	$(7,656)	$(36,234)	$(33,206)	$(73,062)
Net loss per share, basic and diluted	$(0.05)	$(0.25)	$(0.22)	$(0.50)
Weighted-average shares used to compute net loss per share, basic and diluted	154,732	147,032	153,353	146,205

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
Cost of revenue	$4,401	$4,360	$8,942	$7,971
Research and development	14,271	15,250	31,558	28,225
Sales and marketing	10,666	9,994	20,745	19,394
General and administrative	8,223	7,201	16,359	13,577
Total stock-based compensation	$37,561	$36,805	$77,604	$69,167

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,656)	$(36,234)	$(33,206)	$(73,062)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	18,842	13,439	36,788	26,064
Stock-based compensation expense	37,561	36,805	77,604	69,167
Amortization of deferred commissions	8,620	6,071	16,779	11,710
Others	(71)	25	3	(122)
Changes in operating assets and liabilities:
Accounts receivable, net	(23,974)	(24,248)	86,393	57,227
Deferred commissions	(10,131)	(8,878)	(17,826)	(14,954)
Operating lease right-of-use assets, net	10,087	(457)	19,800	17,438
Prepaid expenses and other assets	3,029	8,878	(1,896)	(4,839)
Accounts payable	(1,182)	6,472	(8,174)	3,285
Accrued expenses and other liabilities	11,156	2,516	(1,565)	(9,311)
Operating lease liabilities	(10,478)	(9,463)	(21,480)	(17,590)
Deferred revenue	(3,478)	389	(58,978)	(44,207)
Net cash provided by (used in) operating activities	32,325	(4,685)	94,242	20,806
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,671)	(1,552)	(4,114)	(3,166)
Capitalized internal-use software costs	(2,102)	(2,727)	(5,393)	(4,013)
Proceeds from sales of property and equipment	—	3	36	6
Proceeds from the sale of a strategic equity investment	—	—	107	—
Net cash used in investing activities	(4,773)	(4,276)	(9,364)	(7,173)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	—	—	30,000	—
Proceeds from exercise of stock options	7,546	1,045	8,511	2,244
Proceeds from issuances of common stock under employee stock purchase plan	—	—	11,906	13,605
Employee payroll taxes paid related to net share settlement of restricted stock units	(17,232)	(10,970)	(27,444)	(25,561)
Principal payments of finance lease liabilities	(14,219)	(9,991)	(31,575)	(19,145)
Acquisition related contingent consideration	—	(936)	—	(936)
Net cash used in financing activities	(23,905)	(20,852)	(8,602)	(29,793)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	337	(134)	537	(107)
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,984	(29,947)	76,813	(16,267)
Cash, cash equivalents, and restricted cash, beginning of period	268,415	231,436	195,586	217,756
Cash, cash equivalents, and restricted cash, end of period	$272,399	$201,489	$272,399	$201,489

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
GAAP operating loss	$(7,510)	$(36,277)	$(31,750)	$(71,658)
Stock-based compensation	37,561	36,805	77,604	69,167
Fees related to shareholder activism	—	—	1,402	—
Non-GAAP operating income (loss)	$30,051	$528	$47,256	$(2,491)

GAAP operating margin	(4)%	(21)%	(8)%	(22)%
Stock-based compensation	20	21	21	21
Fees related to shareholder activism	—	—	—	—
Non-GAAP operating margin	16%	—%	13%	(1)%

GAAP net loss	$(7,656)	$(36,234)	$(33,206)	$(73,062)
Stock-based compensation	37,561	36,805	77,604	69,167
Fees related to shareholder activism	—	—	1,402	—
Non-GAAP net income (loss)	$29,905	$571	$45,800	$(3,895)

GAAP net loss per share, basic and diluted	$(0.05)	$(0.25)	$(0.22)	$(0.50)
Stock-based compensation	0.24	0.25	0.51	0.47
Fees related to shareholder activism	—	—	0.01	—
Non-GAAP net income (loss) per share, basic	$0.19	$0.00	$0.30	$(0.03)
Non-GAAP net income (loss) per share, diluted	$0.18	$0.00	$0.29	$(0.03)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	154,732	147,032	153,353	146,205
Weighted-average shares used to compute Non-GAAP net income (loss) per share
Basic	154,732	147,032	153,353	146,205
Diluted	163,741	153,191	160,690	146,205

Net cash provided by (used in) operating activities	$32,325	$(4,685)	$94,242	$20,806
Purchases of property and equipment	(2,671)	(1,552)	(4,114)	(3,166)
Principal payments of finance lease liabilities	(14,219)	(9,991)	(31,575)	(19,145)
Capitalized internal-use software costs	(2,102)	(2,727)	(5,393)	(4,013)
Free cash flow	$13,333	$(18,955)	$53,160	$(5,518)
Net cash used in investing activities	$(4,773)	$(4,276)	$(9,364)	$(7,173)
Net cash used in financing activities	$(23,905)	$(20,852)	$(8,602)	$(29,793)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
GAAP revenue	$192,293	$172,549	$375,854	$335,523
Deferred revenue, end of period	364,871	330,834	364,871	330,834
Less: deferred revenue, beginning of period	(368,349)	(330,445)	(423,849)	(375,041)
Contract assets, beginning of period	—	—	—	3
Billings	$188,815	$172,938	$316,876	$291,319

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	October 31, 2020			January 31, 2021
GAAP net loss per share range, basic and diluted	$(0.10)	-	$(0.08)	$(0.39)	-	$(0.35)
Stock-based compensation	0.23		0.23	0.97		0.97
Non-GAAP net income per share range, basic	$0.13	-	$0.15	$0.58	-	$0.62
Non-GAAP net income per share range, diluted	$0.13	-	$0.15	$0.56	-	$0.60

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	157,392			155,804
Weighted-average shares used to compute Non-GAAP net income per share:
Basic	157,392			155,804
Diluted	163,404			162,587